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As filed with the Securities and Exchange Commission on March 30, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-11
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DIAMONDROCK HOSPITALITY COMPANY
(Exact Name of Registrant as Specified in its Governing Instruments)

6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, (240) 744-1150
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

William W. McCarten
Chief Executive Officer
DiamondRock Hospitality Company
6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817
(240) 744-1150
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Suzanne D. Lecaroz, Esq. Goodwin Procter LLP Exchange Place, 53 State Street Boston, MA 02109 (617) 570-1000	David C. Wright, Esq. Hunton & Williams LLP 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-132266

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	3,220,000	$13.00	$41,860,00	$4,480

(1)
Includes 420,000 shares that may be purchased pursuant to an over-allotment option granted to the underwriters.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), and General Instruction G of Form S-11. The contents of the Registration Statement on Form S-11 (Registration No. 333-132266) filed by DiamondRock Hospitality Company (the "Company") pursuant to the Act with the Securities and Exchange Commission (the "Commission") on March 8, 2006, as amended, including the exhibits thereto, and declared effective by the Commission on March 29, 2006, is incorporated herein by reference.

CERTIFICATION

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on March 30, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than March 30, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on March 30, 2006.

DIAMONDROCK HOSPITALITY COMPANY
By:	/s/ MICHAEL D. SCHECTER
Name:	Michael D. Schecter
Title:	General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	*	March 30, 2006
Name:	William W. McCarten
Title:	Chairman of the Board, Director and Chief Executive Officer
By:	*	March 30, 2006
Name:	John L. Williams
Title:	President, Chief Operating Officer and Director
By:	*	March 30, 2006
Name:	Mark W. Brugger
Title:	Executive Vice President, Chief Financial Officer and Treasurer
By:	*	March 30, 2006
Name:	Sean M. Mahoney
Title:	Chief Accounting Officer and Corporate Controller
By:	*	March 30, 2006
Name:	Daniel J. Altobello
Title:	Director
By:	*	March 30, 2006
Name:	W. Robert Grafton
Title:	Lead Director
By:	*	March 30, 2006
Name:	Maureen L. McAvey
Title:	Director
By:	*	March 30, 2006
Name:	Gilbert T. Ray
Title:	Director

*
By Michael D. Schecter, as attorney-in-fact pursuant to written power of attorney

2

EXHIBIT INDEX

Exhibit Number	Exhibit Title
5.1	Opinion of Goodwin Procter LLP
8.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of PricewaterhouseCoopers LLP
23.4	Consent of Ernst & Young LLP
24.1	Power of Attorney*
*
Incorporated by reference to the Company's Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission on March 8, 2006 (File No. 333-132266).

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EXPLANATORY NOTE
CERTIFICATION
SIGNATURES
EXHIBIT INDEX